SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the “Amendment”) is made and entered into as of this 19th day of May, 2008, by and among Sonterra Resources, Inc., a Delaware corporation, (the “Company”), and The Longview Fund, L.P., a California limited partnership (“Buyer”).

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend that certain Registration Rights Agreement, dated as of February 14, 2008, as amended by that certain First Amendment to Registration Rights Agreement, dated as of March 12 2008 (as amended, the “Agreement”), between the Company and Buyer.

Section 1. All capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

Section 2. The definition of “Initial Filing Deadline” contained in Section 1(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

“i. “Initial Filing Deadline” means July 30, 2008; provided, however that, if on the Exchange Closing Date the Warrant Registrable Securities are not then eligible for sale on a delayed or continuous basis by the Investors pursuant to Rule 415, the Initial Filing Deadline shall be the later of (i) July 30, 2008 and (ii) the earlier of (A) the date that is the tenth (10th) Business Day following the date on which the Investors shall have delivered to the Company the information required by Item 508 of Regulation S-K under the Securities Act with respect to a plan of distribution for the Warrant Registrable Shares other than in accordance with Rule 415 and (B) the first date on which the Warrant Registrable Securities are eligible for sale on a delayed or continuous basis by the Investors pursuant to Rule 415.”

Section 3. As amended by this Amendment, the parties hereto agree the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

Section 4. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Amendment or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Amendment or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 5. This Amendment and the Agreement (as amended hereby) represent the final agreement of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

SONTERRA RESOURCES, INC.

By:
Name:	Michael J. Pawelek
Title:	President
:

BUYER:

THE LONGVIEW FUND, L.P.

By:	Viking Asset Management, Ltd. Its General Partner

By:	Viking Asset Management, LLC Its Investment Advisor

By:
Name:
Title:
: